AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of August 9,2004, by and between MIM Corporation, a Delaware corporation (the “Company”) and Richard H. Friedman (“Executive”).

RECITALS:

     A.      Executive and the Company are parties to that certain Employment Agreement dated December 1,1998, as amended on October 11, 1999 and December 31,2001 (the “Employment Agreement”), pursuant to which Executive is serving the Company as its Chairman and Chief Executive Officer.

     B.      Pursuant to an Agreement and Plan of Merger, dated contemporaneously herewith (the “Merger Agreement”), a wholly owned subsidiary of the Company will merge with and into Chronimed Inc. (“Chronimed”), as a result of which transaction (the “Transaction”) Chronimed will become a wholly owned subsidiary of the Company.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.      New Position. Effective upon closing of the Transaction, Executive shall serve as the Chairman of the Board of the Company (the “New Position”), but will not be the Chief Executive Officer of the Company.

     2.      Executive’s Agreement. Effective upon closing of the Transaction, Executive agrees (i) to serve in the New Position with Parent and (ii) that his serving in the New Position, terminating his position as Chief Executive Officer of the Company will not give Executive a right to terminate for Good Reason under the Employment Agreement. Except for Executive’s agreement to serve in the New Position, the Employment Agreement will remain in full force and effect, subject to the terms of the Amendment.

     3.      Effectiveness. The Amendment is entered into by the parties hereto in contemplation of the closing of the Transaction. If, for whatsoever reason, the Transaction does not close, then the Amendment shall terminate and be of no further force and effect, and Executive shall continue to serve the Company under the provisions of the Employment Agreement without any modification by the Amendment.

     IN WITNESS WHEREOF, the parties have entered into the Amendment as of the date fist above written.

MIM CORPORATION:

By: /s/ Barry A. Posner
Its: EVP & General Counsel

EXECUTIVE:

By: /s/ Richard H. Friedman